                                                                 EXHIBIT 10.15


                                 LEASE AMENDMENT

            Lease Amendment made as of the 19th day of December, 1986, by and between the Fiscal Court of Henderson County, Kentucky (the "County") and Accuride Corporation ("Accuride") having its principal place of business in Henderson, Kentucky.

            WHEREAS, the County as lessor and the Firestone Tire & Rubber Company ("Firestone") as lessee entered into a lease agreement dated as of February 1, 1974 (the "Lease") demising to Firestone the premises described in Exhibit A attached hereto and incorporated herein by reference (the "Leased Premises"), and

            WHEREAS, effective upon the Closing Date, as hereinafter defined, Firestone intends to assign to Accuride all of its right, title, and interest in and to the Lease and the Leased Premises; and

            WHEREAS, the County has consented to the assignment of the interest of Firestone under the Lease to Accuride and has released Firestone from all liabilities and responsibilities under the Lease and under other documents as set forth in a Consent to Assignment and Assumption of Lease Agreement and Release of Firestone executed by the County; and

            WHEREAS, Accuride has requested the County to make certain modifications to the Lease and the County has agreed to such modifications.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the

County, the County and Accuride agree to amend the Lease as follows effective upon the Closing Date:

      1. Section 1.1 is amended by substituting Accuride for Firestone in the definition of Company.

      2. A new Article IX is added to the Lease as follows:

                                   ARTICLE IX

                       PROVISIONS FOR LEASEHOLD MORTGAGES

            SECTION 9.1. Definitions. For the purposes of the Lease, the terms "mortgage" and "leasehold mortgage" shall include whatever security instruments are used in the locale of the Project, such as, without limitation, mortgages, deeds of trust, mortgage deeds, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation which the lender may require, and the terms "holder of a mortgage" and "mortgagee" or "holder of a leasehold mortgage" and "leasehold mortgagee" shall mean the secured party in any of the foregoing instruments or the prospective secured party if the instruments have not been delivered.

            SECTION 9.2. Right to Mortgage. Company and every successor and assignee of Company is hereby given the right by County in addition to any other rights herein granted, without any requirement to obtain County's consent, to mortgage or grant a security interest in Company's interest in the Lease and the Project, under one or more leasehold mortgages(s), and/or in connection with any sale(s) of such interest, and assign the Lease as collateral security for such leasehold mortgage(s), upon the condition that all rights acquired under such leasehold mortgage(s) shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of County herein, none of which covenants, conditions or restrictions is or shall be waived by County by reason of the right given so to mortgage or grant a security interest in Company's interest in the Lease and the Project, except as expressly provided herein.

            SECTION 9.3. Rights of Leasehold Mortgagee. If Company and/or Company's successors and assignees shall mortgage or grant a security interest in Company's interest in the Lease and the Project, and if the leasehold mortgagee shall send to County a true copy of its leasehold mortgage, together with written notice specifying the name and address of the leasehold mortgagee, so long as such leasehold mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holder to County, the following provisions shall apply (in respect of such leasehold mortgage and of any other leasehold mortgages which also comply with the above):

                  (a) There shall be no cancellation, surrender, acceptance of surrender, amendment or modification of the Lease by joint action of County and Company or by Company alone, without in each case the prior consent in writing of the leasehold mortgagee.

                  (b) County shall, upon serving Company with any notice or
            other communication, whether of default or any other matter, simultaneously serve a copy of such notice upon the leasehold mortgagee, and no such notice or other communication to Company shall be deemed given unless a copy is so served upon the leasehold mortgagee in the manner provided in the Lease for the giving of notices.

                  (c) In the event of any default by Company under the Lease, the leasehold mortgagee shall have the same period, after service of notice upon it of such default, to remedy or cause to be remedied the default complained of as Company has hereunder for such default, plus an additional 30 days, and County shall accept such performance by or at the instigation of such leasehold mortgagee as if same had been done by Company. Each notice of default given by County will state the amounts of whatever rent and other payments herein provided for are then claimed to be in default. If the default is of a nature that it cannot be cured within the time provided in the Lease, and if the leasehold mortgages shall have notified County of its desire to cure said default and shall prosecute or cause the prosecution of same to completion with reasonable diligence, then in such event County shall not be entitled to exercise any remedy for such default and any notice of termination theretofore given shall be void and of no effect.

                  (d) If County shall elect to terminate the Lease or exercise any other remedy by reason of any default of Company, the leasehold mortgagee shall not only have the right to nullify such election or exercise by agreeing to cure such default as aforesaid, but shall also have the separate right to postpone and extend the specified date for the termination of the Lease as fixed by County in its notice of termination for a period of not more than 12 months, provided that such leasehold mortgagee shall within the time period provided by the Lease plus 30 days cure or cause to be cured any then existing money defaults and meanwhile pay or cause to be paid the rent, and provided further that the leasehold mortgagee shall forthwith take steps to acquire or sell Company's interest in the Lease by foreclosure of the leasehold mortgage or otherwise and shall prosecute the same to completion with reasonable diligence. If at the end of said 12-month period the leasehold mortgagee shall be actively engaged in steps to acquire or sell Company's interest in the Lease, the time of said leasehold mortgages to comply with the provisions of this subsection
            (d) shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence provided the leasehold mortgagee continues to pay the rent and other sums due under the Lease. If the leasehold mortgagee is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy, debtor rehabilitation or insolvency proceeding involving Company from commencing or prosecuting foreclosure or other appropriate proceedings, the said 12-month period shall be extended for the period of such prohibition, provided that the leasehold mortgagee shall diligently attempt to remove any such prohibition. If Company's interest is acquired or sold as aforesaid by foreclosure of the leasehold mortgage or otherwise during said 12-month period, as same may be extended as aforesaid, the intended termination of the Lease or exercise of any other remedy by County under the aforesaid notice will be automatically nullified and the Lease will continue as if said notice of default and/or termination had never been given.

                  (e) In the event of termination of the Lease by reason of any default by Company, County will promptly notify the leasehold mortgagee of such termination and the amount of the sums then due to County under the Lease, and the leasehold mortgagee shall have the right to have County enter into a new lease of the Project with the leasehold mortgagee or its nominee or designee in accordance with the following provisions;

                        (i) The leasehold mortgagee or its nominee or designee
                  shall be entitled to such new lease if the leasehold mortgagee shall make written request upon County for such new lease on or before the last date when the leasehold mortgagee is entitled to cure the default pursuant to subsection (d) above and if such written request is accompanied by the leasehold mortgagee's agreement to pay to County within 60 days after the execution and delivery of the new lease the sums then due to County under the Lease.

                        (ii) Said new lease shall be for what would have been
                  the remainder of the term if the Lease had not terminated, including all options to renew, effective as of the date of such termination, at the rent and upon the terms, provisions, covenants and agreements as herein contained, including all rights and options herein contained.

                        (iii) Such lease shall be subject to the same conditions
                  of title as the Lease is subject to on the date of the execution thereof.

                        (iv) In said new lease, the leasehold mortgagee or its
                  nominee or designee shall agree to perform and observe all covenants contained in the Lease on Company's part to be performed, except that all of the obligations and liabilities of the leasehold mortgagee or its nominee or designee as tenant under the new lease shall cease and terminate upon assignment of the new lease and assumption of said obligations and liabilities by the assignee.

                        (v) In said new lease, County shall not warrant
                  possession of the Project to the leasehold mortgagee or its nominee or designee.

                        (vi) The leasehold mortgagee or its nominee or designee
                  as tenant under the new lease shall have the same right, title, and interest in and to the Project as Company had under the Lease.

                        (vii) The conveyance by the leasehold mortgagee or its
                  nominee or designee of its interest as tenant under the new lease and the Project shall not require the consent of County or constitute a breach of any provision of or a default under the new lease.

                  (f) Any award or payment in condemnation or eminent domain in respect of the Project shall be paid to the leasehold mortgagee to be applied in the manner specified in the leasehold mortgage.

                  (g) No fire or casualty loss claims shall be settled and no agreement will be made in respect of any award or payment in condemnation or eminent domain without in each case the prior written consent of the leasehold mortgagee.

                  (h) Except where the leasehold mortgagee has become the
            tenant, no liability for the payment of rent or the performance of any of Company's covenants and agreements under the Lease shall attach to or be imposed upon the leasehold mortgagee, all such liability being hereby expressly waived by County, and if the leasehold mortgagee or its nominee or designee becomes the tenant under the Lease, all of the obligations and liabilities of the leasehold mortgagee or its nominee or designee shall cease and terminate upon assignment of the Lease and assumption of the obligations and liabilities by the assignee.

                  (i) County, within 20 days after a request in writing by
            Company or the leasehold mortgagee, shall furnish a written statement, duly acknowledged, that the Lease is in full force and effect and that there are no defaults thereunder by Company, or if there are any defaults, such statement shall specify the defaults County claims exist.

                  (j) If Company fails to exercise any extension, renewal, or purchase option in the Lease, County shall promptly send the leasehold mortgagee written notice thereof, and the leasehold mortgagee, within 30 days after receipt of such notice. may exercise any such option on behalf of Company.

                  (k) Notwithstanding any provision to the contrary, foreclosure of a leasehold mortgage or any a sale of Company's interest in the Lease and the Project in connection with a foreclosure, whether by judicial proceedings or by virtue of any power of sale contained in the leasehold mortgage, or any conveyance of Company's interest in the Lease and the Project from Company to the leasehold mortgagee or its nominee or designee by virtue of or in lieu of foreclosure or other appropriate proceedings, or any conveyance of Company's interest in the Lease and the Project by the leasehold mortgagee or its nominee or designee, shall not require the consent or approval of County or constitute a breach of any provision of or a default under the Lease.

            SECTION 9.4. Effective Date. This Lease Amendment shall become effective upon assignment from Firestone to

      Accuride of Firestone's interest in the Lease. Unless and until Firestone assigns its interest in the Lease and the Project to Accuride, this Lease Amendment shall not be effective and the Lease shall remain in full force and effect without the changes set forth in this Lease Amendment.

            SECTION 9.5. Entire Agreement. This Amendment of Lease may not be modified or terminated orally, and constitutes the entire agreement between the parties with respect to the subject matter hereof.

            SECTION 9.6. Lease Remains in Effect. Except as expressly amended hereby, the Lease and all of the terms, covenants, and conditions thereof remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment of Lease to be executed as of the day and year first above written.


                                            THE FISCAL COURT OF HENDERSON COUNTY


                                            By /s/ Paul Herron, Jr.
                                               ---------------------------------
                                                    Paul Herron, Jr.
                                                    County Judge/Executive


                                            Attest: /s/ Virginia Clark
                                                    ----------------------------
                                                    Virginia Clark
                                                    Clerk of Fiscal Court
SIGNED AND ACKNOWLEDGED
IN THE PRESENCE OF:


/s/ Robert L. Newton
-----------------------------

                                            ACCURIDE CORPORATION


                                            By /s/ Joshua Beckenstein
                                               ---------------------------------
                                               Title: President


                                            Attest: /s/ Karl E. Lutz
                                                    ----------------------------
                                                    Title: Secretary
SIGNED AND ACKNOWLEDGED
IN THE PRESENCE OF:


/s/ Melissa Plotsky
-----------------------------

This instrument prepared by:


Melissa Plotsky
-----------------------------
Melissa Plotsky, Esq.
Kirkland & Ellis
200 E. Randolph Dr.
Chicago, IL 60601

                     ACKNOWLEDGEMENT OF THE FISCAL COURT OF
                           HENDERSON COUNTY, KENTUCKY

STATE OF KENTUCKY   )
                    ) SS:
COUNTY OF HENDERSON )

            I hereby certify that on this day the foregoing instrument was produced to me in the aforesaid County, and acknowledged before me by Paul Herron, Jr., County Judge/Executive of said Fiscal Court, party thereto, to be the act and deed of said Fiscal Court, by him as its County Judge/Executive thereunto duly authorized, and the Corporate Seal of said County as affixed to said instrument was attested and proven before me by Virginia Clark, Clerk of Fiscal Court.

            Given under my hand and Seal of Office this 9th day of December, 1986.


                                                    /s/ Robin L. Newton
                                             -------------------------------
                                                      Notary Public
                                              My commission expires: 1/17/88
(Seal)

                     ACKNOWLEDGEMENT OF ACCURIDE CORPORATION

STATE OF New York  )
                   ) SS.:
COUNTY OF New York )

            I hereby certify, that on this 19th day of December 1986, before me, the subscriber, a Notary Public in and for such State and County, personally appeared Joshua Beckenstein and Karl E. Lutz, the President and Secretary, respectively, of Accuride Corporation, and that in such capacities and being authorized so to do, such persons executed and attested the foregoing Lease Amendment in the name of said corporation for the purposes therein contained, and acknowledged said Agreement to be the act of said body corporate.

            In Tesitmony Whereof, I have hereunto set my hand and notarial seal.

                                                 /s/ [ILLEGIBLE]
                                          -------------------------------
                                                   Notary Public
                                         My commission expires: 30 November 1988
(Seal)

                                    EXHIBIT A     COUNTY OF HENDERSON
                                                  STATE OF KENTUCKY

                             DESCRIPTION OF PROPERTY

            Property leased to the Firestone Tire and Rubber Company by virtue of a certain indenture of lease made by Henderson County, Kentucky to the Firestone Tire and Rubber Company dated February , 1974, recorded on February 26, 1974 in Deed Book 270, page 558, of the Henderson County clerk's office.

            Beginning at station 12-A a right of way fence and post on the west side of the Pennyrile Parkway being approximately 120 feet west of the centerline of the Parkway and also being in the north right of way line of Adams Lane and being approximately 160 feet from the centerline of Adams Lane; thence leaving the Pennyrile Parkway with the north right of way line of Adams Lane, the following courses and distances: thence S 87(degrees) 32' W 25.37 feet to station 12-C being a highway right of way concrete monument; thence S 83(degrees) 15' W 207.94 feet to station 13-A being a highway right of way concrete monument; thence N 81(degrees) 13' W 84.40 feet to station 13-B; thence S 86(degrees) 55' W 191.31 feet to station 14-X; thence S 78(degrees) 54' W 227.12 feet to station 14-A a highway right of way concrete monument; thence S 82(degrees) 41' W 150.00 feet to station 15-A; thence S 06(degrees) 01' E 10.68 feet to station 14-B; thence S 82(degrees) 49' W 678.15 feet to station 16-A a fence corner post in the north right of way line of Adams Lane and being the southeast corner of Harry Frields; thence leaving Adams Lane along the property line fence with first Harry Frields then James Rickard, then Harry Felty, then Katie Hudson, and then Drura Scott N 04(degrees) 02' W 2,103.55 feet to station 17-A in the line of an area zoned residential, formerly the old Clore estate; thence with the residential zoning line and Firestone Steel Products, formerly the old Clore estate, N 81(degrees) 14' E 1,023.70 feet to station 4-X in the west right of way fence of the Audubon Parkway interchange ramp with the Pennyrile Parkway: thence with the entrance ramp to the Audubon Parkway along the right of way fence S 01(degrees) 41' E 135.42 feet to station 36-A, thence along a chord of the right of way fence curving to the left S 31(degrees) 32' E 428.37 feet to station #7; thence along another chord of the right of way fence curving to the left S 64(degrees) 59' E 577.l4 feet to station 7-X in the right of way fence; thence along the remnants of the old property line fence being approximately 5.0 feet west of the existing highway right of way fence S 09(degrees) 37' E 177.01 feet to station 8-X in the existing right of way fence; thence along the existing west right of way fence of the Pennyrile Parkway, the following courses and distances: thence S 05(degrees) 16' W 121.49 feet to station 9-A; thence S 09(degrees) 04' W 200.43 feet to station 10-A; thence S 09(degrees) 11' W 196.47 feet to station l0-B; thence S 05(degrees) 12' W 104.39 feet to station 10-C; thence S 14(degrees) 25' W 105.75. feet to station 11-A thence S 00(degrees) 58' W 158.08 feet to station 11-D; thence S 02(degrees) 23' E 217.96 feet to station 11-H; thence S 05(degrees) 06' E 58.80 feet to the beginning,

            LESS AND EXCEPTING therefrom, a small strip of land conveyed by Henderson-Henderson County Industrial Foundation, Inc., to Commonwealth of Kentucky for the use and benefit of the Bureau of Highways, for the purpose of widening the right of way for Adams Lane, by deed of conveyance dated February 5, 1974, and of record in Deed Book 270, Page 636, in the Henderson County Court Clerk's office, to which deed reference is hereby made for a more particular description of said strip of real property.

            Also being known as:

      A certain tract of parcel located near the City of Henderson, in Henderson County, Kentucky, and being more specifically described as follows: Beginning at the north edge of a concrete right-of-way monument found at the intersection of the west right-of-way line of the Pennyrile Parkway and the north right-of-way line of Adams Lane, being located 120 feet left of Pennyrile Parkway Station 3668+86.1 (Hwy plane show 3668+80); thence with the north right-of-way line of Adams Lane the following nine calls:

1) South 85 degrees 31 minutes 20 seconds West, 24.39 feet to the north edge of a concrete right-of-way monument found in the north right-of-way of Adams Lane;

2) thence South 80 degrees 04 minutes 14 seconds West, 207.87 feet to the north edge of a concrete right-of-way monument found in the north right-of-way line of Adams Lane;

3) thence North 84 degrees 19 minutes 04 seconds West, 85.57 feet to an iron pin set 80 feet left of Adams Lane Station 45+00;

4) thence South 83 degrees 18 minutes 33 seconds West, 21.74 feet to the north edge of an iron pin set 80 feet left of Adams Lane Station 43+00;

5) thence South 69 degrees 07 minutes 35 seconds West, 21.74 feet to the north edge of a concrete right-of-way monument found in the north right-of-way line of Adams Lane, and being the beginning of a curve to the left in said right-of-way;

6) thence with said curve to the left, having a radius of 2571.69 feet, a delta angle of 8 degrees 29 minutes 24 seconds, subtended by a chord of South 32 degrees 24 minutes 31 seconds West, 380.99 feet, an arc distance of 381.24 feet to the north edge of a concrete right-of-way monument found in the north right-of-way line of Adams Lane;

7) thence South 78 degrees 09 minutes 32 seconds West, 359.30 feet to an iron pin set in said north right-of-way line;

8) thence South 74 degrees 49 minutes 51 seconds West, 100.16 feet to the north edge of a concrete right-of-way monument found in the north right-of-way of Adams Lane;

9) thence South 80 degrees 01 minutes 01 seconds West, 169.71 feet to an iron pin set in the north right-of-way line of Adams Lane, said north right-of-way line having been established by a conveyance between the Henderson-Henderson County Industrial Foundation, Inc. and the Commonwealth of Kentucky recorded in Deed Book 270 Page 636 in the Henderson County Court Clerk's Office, and said iron pin being in the east Rise of the Martha Frields property (Deed Book 152 Page 100);

thence with the east line of said Frields property and the east lines of the properties of James Richard (Deed Book 269 Page 763), Harry Felty (Deed Book 179 Page 218), Roman Todd (Deed Book 202 Page 85), Carl Gish (Deed Book 282 Page
450), and Drura Scott (Deed Book 177 Page 179, Deed Book 150 Page 255, Deed Book 156 Page 530), North 7 degrees 11 minutes 24 seconds West, passing a fence corner post found 0.59 feet to the left at 141.54 feet, passing a 1 3/4 inch iron pipe found 0.86 feet to the left at 397.80 feet, passing a 2 inch pipe found 0.81 feet to the left at 482.75 feet, passing another 2 inch pipe found
0.18 feet to the left at 492.60 feet, passing an iron pin found 1.16 feet to the right at 751.82 feet, a total distance of 2080.37 feet to an iron pin found at a fence corner post, being the southwest corner of the Firestone Tire & Rubber Co. property (Deed Book 272 Page 702-Tract II), also known as the Lakeland Subdivision, plats of which are recorded in Deed Book 152 Page 254, Deed Book 152 Page 128, Deed Book 161 Page 306, Deed Book 191 Page 456; thence with the south line of said Firestone Tire & Rubber Co. property (Lakeland Subdivision), North 78 degrees 09 minutes 19 seconds East, 1004.33 feet (cited as 1003.06 feet in Deed Book 272 Page 702) to an iron pin found at a fence corner post, being the most southwesterly corner of the remainder of the Firestone Tire & Rubber Co. property (Deed Book 272 Page 702-Tract I); thence with said Tract I, North 78 degrees 09 minutes 19 seconds East, 19.54 feet to an iron pin set in the right-of-way line of Ramp "A"

(property of the Commonwealth of Kentucky) of the River Valley Parkway (Audubon Parkway), said iron pin being located 63.16 feet right or West of Ramp "A" Station 23+09.15; thence with said right-or-way line (property of the Commonwealth of Kentucky) the following four (4) calls:

1) South 4 degrees 40 minutes 51 seconds East, l34.33 feet to an iron pin set 96 feet right of Station 24+25, said iron pin being located North 44 degrees 39 minutes 43 seconds West, 1.90 feet from an angle post in the controlled access fence of said Parkway, and being the beginning of a curve to the left;

2) thence with said curve, having a radius of 653.96 feet, a delta angle of 35 degrees 35 minutes 56 seconds, and subtended by a chord of South 33 degrees 52 minutes 43 seconds East, 4l2.32 feet, an arc distance of 419.14 feet to an iron pin set 96 feet right of said Ramp "A" Station 27+83.99 and 130 feet right of River Valley Parkway (Audubon Parkway) Station 93 + 09.50, and being the Point of Compound Curvature of another curve to the left;

3) thence with said curve, having a radius of 1,084.93 feet, a delta angle of 27 degrees 30 minutes 00 seconds, subtended by a chord of South 65 degrees 34 minutes 46 seconds East, 515.74 feet, an arc distance, of 520.72 feet to an iron pin set at 130 feet right of Station 97+57.83, and being the Point of Compound Curvature of another curve to the left;

4) thence with said curve, having a radius of 2,039.66 feet, a delta angle of 2 degrees 16 minutes 21 seconds, subtended by a chord of South 80 degree 27 minutes 57 seconds East, 30.10 feet, an arc distance of 80.11 feet to an iron pin set 130 feet right of Station 98.43.58 (Parkway Plans show 95+46), being located South 82 degrees 16 minutes 38 seconds West, 3.98 feet from an angle post in the controlled access fence, said iron pin being the point of intersection of said Parkway right-of-way and an old woven wire fence marking the east line of the old Thompson & Clore property recorded in Deed Book 150 Page 82, being the east line of the property herein described, and being the point of intersection of the River Valley (Audubon) and Pennyrile Parkway right-of-ways, but which point does not coincide with the reference dimensions shown on the Right-of-Way Plans of said Parkways or in the deed to the Commonwealth of Kentucky in Deed Book 229 Page 655;

thence with said old woven wire fence, and with the west right-of-way line of the Pennyrile Parkway, South 13 degrees 15 minutes 04 seconds East, 131.41 feet to an iron pin set at the intersection of said old woven wire fence and the right-of-way as shown on the plans of the Pennyrile Parkway and as shown in the aforementioned deed to the Commonwealth of Kentucky; thence with the west right-of-way line of the Pennyrile Parkway the following six (6) calls:

1) South 12 degrees 11 minutes 43 seconds East, 37.71 feet to an iron pin set 110 feet left of Pennyrile Parkway Station 3680+25;

2) thence South 1 degree 14 minutes 59 seconds West, 125.40 feet to an iron pin set 100 feet left of Station 3679+00;

3) thence South 5 degrees 31 minutes 05 seconds West, 387.69 feet to an iron pin 100 feet left of Curve to Spiral Station 3675+16.81;

4) thence South 2 degrees 36 minutes 18 seconds West, 120.85 feet to an iron pin set 100 feet left of Station 3674+00, and being located North 21 degrees 43 minutes 35 seconds East, 4.72 feet from an angle post in the controlled access fence;

5) thence South 11 degrees 20 minutes 15 seconds West, 105.74 feet to an iron pin set at the beginning of a curve to the left in said right-of-way, and being located 120 feet left of Station 3673+00, and being located South 16 degrees 51 minutes 37 seconds West, 6.50 feet from an angle post in said controlled access fence;

6) thence with said curve to the left, having a radius of 2984.70 feet, a delta angle of 8 degrees 16 minutes 41 seconds, subtended by a chord of South 4 degrees 42 minutes 07 seconds East, 430.37 feet, an arc distance of 431.24 feet to the point of beginning containing 70.587 acres.

This description was prepared from a physical survey conducted under the direction of Dennis E. Branson, Ky. RLS # 2532 on December 4, 1986, the basis of bearings of which is True NORTH based on a solar observation taken on December 4, 1986.


                  STATE OF KENTUCKY
                  COUNTY OF HENDERSON........Set.
                        I, NANCY D. BETHEL, Clerk of Henderson County, certify
                  that the foregoing amendment was this day at 2:47 O'clock
                  P. M. lodged in my said office for record and that I have recorded it, the foregoing and this certificate in my said office.
                        Given under my hand this 23 day of December 1986.

                                                 NANCY D. BETHEL, Clerk

                                                 BY: Penny Matthews D.C.